UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2015

LIFELOGGER TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-186415	45-5523835
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11380 Prosperity Farms Road, Suite 221E, Palm Beach Gardens, FL	33410
(Address of principal executive offices)	(Zip Code)

(416) 907-8976

Registrant’s telephone number, including area code

Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Acquisition of Pixorial Assets

In furtherance of the previously announced October 26, 2015 letter of intent to purchase the assets of Pixorial, Inc., on November 10, 2015, Lifelogger Technologies Corp., a Nevada corporation (the “Company”, “we”, “us”, “our”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Pixorial, Inc. (the “Seller”), pursuant to which the Company agreed to purchase, and the Seller agreed to sell, Pixorial’s assets (the “Pixorial Asset Acquisition”), which are comprised of source code, software, trade secrets, processes, ideas, know-how, improvements, discoveries, developments, designs, techniques and contract rights related to the Pixorial app, including but not limited to contract rights related to the Pixorial app for inclusion on the Apple store and the Google Play store. Pixorial’s software offers online user-friendly tools and applications to access, download, edit, tag, process, store, organize and share videos, photos and music from any device, services which we plan to integrate with our existing software.

Under the terms of the Asset Purchase Agreement, the Company agreed to issue 3,200,000 shares of its unregistered common stock to the existing shareholders and certain creditors of Pixorial, and, pending the closing, to enter into a consulting agreement with Andres Espineira (the “Espineira Consulting Agreement”), Pixorial’s founder and Chief Executive Officer, the duration of which will be 40 months from the date of the Asset Purchase Agreement. Under the terms of the Espineira Consulting Agreement, Mr. Espineira will be responsible for leading the integration team that will be engaged in the development of the enhancements to the Company’s existing life-logging software tools by incorporating the tools developed by Pixorial. The Espineira Consulting Agreement provides for the Company’s payment to him of $8,000 per month and awards him stock options to acquire 6,000,000 shares of the Company’s common stock exercisable at the market price of the common stock as of October 31, 2015, one-third of which may be sold beginning on each of the first three anniversaries of November 1, 2015. The shares to be issued to Pixorial’s shareholders and creditor will also be subject to a lock-up agreement whereby one-third the number received by each may be sold beginning as of each of the first three anniversaries of the closing of the Pixorial Asset Acquistion.

Additionally, under the terms of the Asset Purchase Agreement, the Company and Pixorial have entered into a licensing agreement effective as of November 1, 2015 (the “Pixorial License Agreement”) whereby the Company has licensed the exclusive use of certain of Pixorial’s software, source code, software, trade secrets, processes, ideas, know-how, improvements, discoveries, developments, designs, techniques and contract rights related to the Licensor’s Pixorial app (the “Pixorial Software”). The duration of the license to the Company of the Pixorial Software is the earlier of twelve months or the closing of the transactions under the Asset Purchase Agreement and the consideration therefor is deemed to have been fully delivered in consideration of the Company’s entry into the Espineira Consulting Agreement.

Consummation of the Pixorial Asset Acquisition, which shall occur in any event by not later than March 31, 2016, is subject to certain conditions, including: the parties’ shall have entered into the Pixorial License Agreement as of November 1, 2015; consent to the Asset Purchase Transaction by both the shareholders of Pixorial and the principals of Siena Pier Ventures 2007 Fund, LLP and Siena Pier Ventures, LLC (the “Secured Creditors”), holders of certain indebtedness of the Company in the aggregate principal sum of $2,025,000 (the “Siena Debt”), shall have been delivered; the Secured Creditors shall have agreed to exchange the principal amount of, and accrued interest upon, the Siena Debt for 3,167,589 of the total 3,200,000 shares of the Company’s common stock to be tendered as consideration, such Secured Creditors’ shares also being subject to a lock-up agreement whereby only one-third of the shares may be sold beginning on each of the first three anniversaries of the closing of the Pixorial Asset Acquisition; Pixorial shall have delivered its audited December 31, 2015 and 2014 audited financial statements to the Company; and the parties shall have reaffirmed to one another as of closing their customary representations and warranties made as of the execution date under the Asset Purchase Agreement.

The foregoing description of the terms of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Glamis Capital Note Amendment

On November 12, 2015, the Company amended the securities purchase agreement dated July 20, 2015 it entered into with Glamis Capital SA (“Glamis”) to limit the amount Glamis is obligated to advance to the Company under that certain 10% promissory note dated July 20, 2015 issued by the Company in the original principal amount of $200,000 (the “Note”) to $135,000. The revised principal principal balance of $135,000 gives effect to an August 24, 2015 payment by Glamis to the Company of $65,000 under the Note along with the original advance of $70,000. No further advances will be made by Glamis to the Company under the Note.

Item 7.01 Regulation FD Disclosure.

On November 16, 2014 the Company issued press release regarding the execution of the Asset Purchase Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement dated as of November 10, 2015 between Lifelogger Technologies Corp. and Pixorial, Inc.

10.2	Consulting Agreement dated as of November 10, 2015 between Lifelogger Technologies Corp. and Andres Espineira.

10.3	Stock Option Agreement dated as of November 10, 2015 between Lifelogger Technologies Corp. and Andres Espineira.

10.4	Amendment #1 dated November 12, 2015 to the Promissory Note and Securities Purchase Agreement entered into on July 20, 2015.

99.1	Press Release dated November 16, 2015 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOGGER TECHNOLOGIES CORP.

Date: November 16, 2015	By:	/s/ Stewart Garner
Stewart Garner
Chief Executive Officer